CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the Roxbury Small-Cap Growth Fund and the Roxbury All-Cap Fund (formerly the Roxbury Mid-Cap Fund), each a series of the Roxbury Funds, and to the use of our report dated August 4, 2008 on the Roxbury Funds'  financial  statements and financial  highlights as of and for the year ended June 30, 2008. Such financial statements  and  financial  highlights  appear  in the  2008  Annual  Report  to

Shareholders which is incorporated by reference into the Statement of Additional

Information.



                                            /s/ Briggs, Bunting & Dougherty, LLP
                                            BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 23, 2008